EXHIBIT 10.6

JOINDER SUPPLEMENT
TO
THIRD AMENDED AND RESTATED GUARANTY OF PAYMENT

This JOINDER SUPPLEMENT TO THIRD AMENDED AND RESTATED GUARANTY OF PAYMENT, dated as of October 29, 2012 (this “Supplement”), is made by Spectrum Surgical Instruments Corp., an Ohio corporation (together with its successors and assigns, the “Additional Guarantor”).
Recitals:
A.    STERIS Corporation, an Ohio corporation (the “Borrower”), is a party to the Third Amended and Restated Credit Agreement, dated as of April 13, 2012, as amended by that certain Amendment No. 1 thereto dated October 12, 2012 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), with the lenders from time to time party thereto (collectively, the “Lenders”), and KeyBank National Association, as agent for the Lenders (the “Agent”).
B.    In connection with the Credit Agreement, the Third Amended and Restated Guaranty of Payment, dated as of April 13, 2012 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Guaranty”), was executed by the Guarantors, as defined in the Guaranty, in favor of the Agent, for the benefit of the Lenders.
C.    The Additional Guarantor is a Material Subsidiary of the Borrower and, pursuant to Section 5.19 of the Credit Agreement, is required to become a “Guarantor” under the Guaranty and to guarantee, for the benefit of Agent and the Lenders, all of the Debt, as defined in the Credit Agreement.
D.    The Additional Guarantor deems it to be in its direct pecuniary and business interests to become a “Guarantor” under the Guaranty and, accordingly, desires to enter into this Supplement in order to satisfy the condition described in the preceding paragraph and to induce the Agent and the Lenders, to make financial accommodations to or for the benefit of the Additional Guarantor.
E.    The Additional Guarantor desires to become a Guarantor under the Guaranty.
Agreement:

In consideration of the foregoing and the other benefits accruing to the Additional Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Additional Guarantor covenants and agrees with the Agent and the Lenders as follows:
1.    Definitions. Capitalized terms used in this Supplement and not otherwise defined herein or in the Guaranty shall have the meanings given to such terms in the Credit Agreement.
2.    Supplement; Guaranty. The Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, on and after the date hereof it shall become a party to the Guaranty and shall be fully bound by, and subject to, all of the covenants, terms, obligations and

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conditions of the Guaranty applicable to a “Guarantor” as though originally party thereto as a “Guarantor,” and the Additional Guarantor shall be deemed a “Guarantor” for all purposes of the Guaranty and the other Loan Documents. The Additional Guarantor acknowledges and confirms that it has received a copy of the Guaranty, the other Loan Documents and all exhibits thereto and has reviewed and understands all of the terms and provisions thereof. The Additional Guarantor
(a)     agrees that it will comply with all the terms and conditions of the Guaranty as if it were an original signatory thereto, and
(b)     irrevocably and unconditionally guarantees to the Agent and the Lenders the prompt payment in full of all of the Debt, whether now existing or hereafter arising, as and when the respective parts thereof become due and payable (whether at the stated maturity, by acceleration or otherwise).
3.    Representations and Warranties. The Additional Guarantor, as of the date hereof, hereby:
(a)    makes to the Agent and the Lenders each of the representations and warranties contained in the Guaranty applicable to a Guarantor, except it is understood that Guarantor may be in the process of qualifying, but not presently qualified, in certain jurisdictions in which it holds assets; and
(b)    represents and warrants that upon the execution and delivery of this Supplement, all of the conditions set forth in Section 5.19 of the Credit Agreement have been satisfied.
4.    Successors and Assigns; Entire Agreement. This Supplement is binding upon and shall inure to the benefit of the Additional Guarantor, the Agent and each of the Lenders and their respective successors and assigns. This Supplement and the Guaranty set forth the entire agreement and understanding between the parties as to the subject matter hereof and merge and supersede all prior discussions, agreements and understandings of any and every nature among them. This Supplement shall be a Loan Document under the Credit Agreement.
5.    Effect of this Supplement. Except as supplemented hereby, the Guaranty is hereby ratified and confirmed and shall remain in full force and effect.
6.    Effectiveness. This Supplement shall not become effective unless and until it shall have been executed and delivered by the Additional Guarantor to the Agent and acknowledged and agreed to by each other Guarantor under the Guaranty.
7.    Headings. The descriptive headings of this Supplement are for convenience or reference only and do not constitute a part of this Supplement.
8.    Governing Law. This Supplement is governed by and construed in accordance with Ohio law, without regard to principals of conflict of laws.
9.    JURY TRIAL WAIVER. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.IN WITNESS WHEREOF, the Additional Guarantor has duly executed this Supplement as of the date first written above.

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Spectrum Surgical Instruments Corp.

By: /s/ William L. Aamoth
Name:     William L. Aamoth
Title:     Vice President and Treasurer

Acknowledged and agreed to:

STERIS CORPORATION
AMERICAN STERILIZER COMPANY
STERIS INC.
ISOMEDIX OPERATIONS INC.
STERIS ISOMEDIX SERVICES, INC.
UNITED STATES ENDOSCOPY GROUP, INC.

By: /s/ William L. Aamoth
Name:    William L. Aamoth
Title:    Vice President and Treasurer

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